Exhibit 5.1

Autozi Internet Technology (Global) Ltd.	Email dbulley@applebyglobal.com
4th Floor, Harbour Place 103 South Church Street P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands	Direct Dial +852 2905 5770

Attention: The Board of Directors	Tel+852 6201 3662

Appleby Ref 472895.0001

13 February 2026

Dear Company

Suites 3504B-06

35/F, Two Taikoo Place

979 King’s Road

Quarry Bay

Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner

David Bulley

Partners

Fiona Chan

Vincent Chan

Chris Cheng

Richard Grasby

Eason Huang

Judy Lee

Michael Makridakis

John McCarroll SC

Lorinda Peasland

Eliot Simpson

Autozi Internet Technology (Global) Ltd. (Company)

INTRODUCTION

We act as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3 (Registration Statement), filed with the United States Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Securities Act) relating to the registration for (i) the resale of an aggregate of 34,972,600 class A ordinary shares, par value US$0.00005 each, of the Company (Class A Ordinary Shares) from time to time by the Company; and (ii) the issue and sale of up to US$500,000,000 Class A Ordinary Shares, warrants to purchase Class A Ordinary Shares, or units consisting of Class A Ordinary Shares or warrants, or any other combination of these securities, from time to time by the Company (the securities described in items (i) and (ii) above, excluding the Class A Ordinary Shares, are collectively referred to as Non-Equity Securities, and the securities described in items (i) and (ii) above, including the Class A Ordinary Shares, are collectively referred to as Securities).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied (without further verification) upon the documents listed in Schedule 1 (Documents). We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the Cayman Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or the Securities or whether they give effect to the commercial intentions of the parties.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforcement of Civil Liabilities”, “Enforcement of Civil Liabilities Under U.S. Securities Laws” and “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion is given solely for the benefit of the addressee in connection with the matters referred to herein and may be relied upon only by the addressee, the addressee’s legal advisers in that capacity and purchasers of the Securities pursuant to the Registration Statement. Except with our prior written consent it may not be used or relied upon by any other person or be relied upon for any other purpose whatsoever save as, and to the extent provided below.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands and is a separate legal entity.

2.	Class A Ordinary Shares: With respect to each issue of Class A Ordinary Shares when:

2.1	the board of directors of the Company (Board) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters;

2.2	the issue of such Class A Ordinary Shares has been recorded in the Company’s register of members; and

2.3	the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement have been satisfied and the subscription price of such Class A Ordinary Shares specified therein (being not less than the par value of the Class A Ordinary Shares) has been fully paid, the Class A Ordinary Shares will be duly authorised, validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members.

3.	Non-Equity Securities: With respect to each issue of Non-Equity Securities when:

3.1	the Board has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters;

3.2	the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board and any relevant prospectus supplement have been satisfied and the purchase price of such Non-Equity Securities specified therein has been fully paid, the Non-Equity Securities will be duly authorised and validly issued.

4.	Registration Statement: The statements under the headings “Enforcement of Civil Liabilities”, “Enforcement of Civil Liabilities Under U.S. Securities Laws” and “Legal Matters” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	Withholding Taxes: The Company is not required under Cayman Islands law to make any deduction or withholding for or on account of any tax from any payment to be made in respect of the resale, issue and sale of the Securities under the Registration Statement.

Yours faithfully

/s/ Appleby

Schedule 1

Part 1

Documents

1.	A PDF copy of the Registration Statement on Form F-3 dated 13 February 2026.

Part 2

Other Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 15 July 2021 issued by the Registrar of Companies (Certificate of Incorporation).

2.	A copy of the third amended and restated memorandum of association and articles of association of the Company adopted on 11 November 2025, with effect as from 12 November 2025 (together, Constitutional Documents).

3.	A copy of the written resolutions of the board of directors of the Company dated 9 February 2026 (Board Resolutions).

4.	A copy of the Register of Directors and Officers of the Company provided to us on 6 January 2026 (Register of Directors and Officers).

Schedule 2 Assumptions

We have assumed:

1.	that the originals of all documents examined in connection with this opinion are authentic, accurate and complete;

2.	the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

3.	that there has been no change to the information contained in the Certificate of Incorporation and that the Registration Statement and the Constitutional Documents remain in full force and effect and are unamended;

4.	that the signatures, initials and seals on all documents and certificates submitted to us as originals or copies of executed originals are authentic, and the signatures and initials on any Document executed by the Company are the signatures and initials of a person or persons authorised by the Company, by resolution of its board of directors or any power of attorney granted by the Company, to execute such Document;

5.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

6.	that the Documents do not differ in any material respects from any draft of the same which we have examined and upon which this opinion is based;

7.	that the Company was not (or upon execution will not be) unable to pay its debts as they became due when it executed (or executes) the Documents and did (or will) not become unable to do so as a result of the execution and delivery of the Documents or the performance of its obligations under the Documents;

8.	that none of the Company’s directors or its registered office has received any notice of any litigation or threatened litigation to which the Company is or may be party;

9.	that the Company has not (i) received notice of any stop notice under Order 50 of the Grand Court Rules in respect of any of its shares or (ii) received notice of any restrictions notice under the Beneficial Ownership Transparency Act (as amended) of the Cayman Islands in respect of any of its shares, which restrictions notice has not been withdrawn by the registered office or ceased by court order;

10.	that:

10.1	the Registration Statement is in the form of the document approved in the Board Resolutions,

10.2	any meeting at which the Board Resolutions passed were duly convened and had a duly constituted quorum present and voting throughout,

10.3	all interests of the directors of the Company on the subject matter of the Board Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents,

10.4	the Board Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and will be in full force and effect at any time when the Securities are issued, offered or sold and that no action will be taken by the Company inconsistent with such Board Resolutions; and

10.5	the directors of the Company have concluded that the issue and sale of the Securities and such other transactions approved by the Board Resolutions are bona fide in the best interests of the Company and for a proper purpose of the Company;

11.	that (i) the Register of Directors and Officers accurately reflects the names of all directors and officers of the Company as at the dates the Board Resolutions were passed or adopted, the date the Documents were executed and as at the date of this opinion;

12.	that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Documents including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Board Resolutions, which would have any adverse implications in relation to the opinions expressed herein;

13.	that there are no records of the Company, agreements, documents or arrangements other than the Constitutional Documents, the Board Resolutions and the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions contemplated in the Documents or restrict the powers and authority of the directors of the Company in any way which would affect opinions expressed herein;

14.	that the entry into the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

15.	that the directors or members of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the Company’s property or assets; and

16.	that all necessary corporate action will be taken by the Board to authorise and approve any issuance of Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

17.	that no monies paid to or for the account of the Company in respect of the Securities represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act and the Terrorism Act, respectively);

18.	that there is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions expressed herein;

19.	that the members (shareholders) of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement;

20.	that the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company;

21.	that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

22.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

23.	that the Registration Statement has been, or will be, declared effective by the Commission prior to the issuance of the Shares; and

24.	that there are no matters of fact or law (excluding matters of Cayman Islands law) which would or might affect the opinions expressed herein.

Schedule 3 Reservations

Our opinion is subject to the following:

1.	Non-Assessable: In this opinion the phrase “non-assessable” means, with respect to shares in the Company, that a member (shareholder) shall not, solely by virtue of its status as a member (shareholder) and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2.	Corporate Documents: The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Company’s constitutional documents and information on members (shareholders) is not publicly available and information on directors is limited. We have therefore obtained copies of the corporate documents specified in Schedule 1 and relied exclusively on such copies for the verification of such corporate information.

3.	Statements made in Documents: Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

4.	Issue of shares: The English case of Houldsworth v City of Glasgow Bank (1880) 5 App Cas 317 HL, provided that (i) in the event of a misrepresentation by a company on which a shareholder relied in agreeing to subscribe for shares in such company, the shareholder may be entitled to rescind the share subscription agreement and thereafter claim damages against such company for any additional loss suffered as a result of the misrepresentation; (ii) such a claim for damages will not arise unless and until the shareholder has successfully rescinded the share subscription agreement; and (iii) that a shareholder may be barred from rescinding on the grounds of delay or affirmation and if such company is wound up (whether voluntarily or compulsorily), such shareholder will lose the right to rescind the share subscription agreement (The Rule of Houldsworth). The Rule of Houldsworth was expressly not followed by the Cayman Islands Grand Court in a first instance decision (currently under appeal). Our assessment is that the Rule of Houldsworth as framed above is of questionable status in the Cayman Islands and if a company enters winding up (whether voluntarily or compulsorily) a shareholder would not necessarily lose the right to rescind the share subscription agreement.